UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event of Report: January 4, 2007

CHINA DIGITAL COMMUNICATION GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-49715 (Commission File Number)	91-2132336 (IRS Employer Identification No.)

Number 2222, Jin Tian Road, An Lian Building 15th Floor A-01 and A-02 Futian Shenzhen, China (Address of Principal Executive Offices)	51811 (Zip Code)

Registrant's telephone number, including area code: 86-755-2698-3767

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principle Officers; Election of Directors, Appointment of Officers.

On January 4, 2007, the China Digital Communication Group (the “Company”) accepted the resignation of Ran Liang as Chief Executive Officer and as a member of the Board of Directors. The resignation was not a result of any disagreement on any matter relating to the Company’s operations, policies or practices.

On January 4, 2007, Xu Zhongnan was appointed as Chief Executive Officer of the Company. Further, Xu Zhongnan was elected by a unanimous vote of the directors of the Company to serve as Chairman of the Board of Directors. No employment agreement has been reached with Xu Zhongnan regarding his service as Chief Executive Officer. The press release associated with the appointment of Xu Zhongnan has been attached to this Current Report as Exhibit 99.1.

Mr. Xu Zhongnan has over 40 years experience in manufacturing and management. He graduated from Wuhan Steel Institute where he earned a Bachelor of Science degree. He served as the Secretary of the Youth Union of Er Cheng Steel Manufactory for 5 years, supervising ¾ of total employees’ of the Manufactory. Later as CEO of Er Cheng Magnet Steel Manufactory, Mr. Xu dedicated himself in developing new products and using leading technology to maintain the products’ competitive advantage. He served as the CEO of Er Cheng Magnet Steel Manufactory for 12 years. He also served as a CEO for Er Cheng Machinery Manufactory for 6 years. Mr. Xu served as a director of Enterprise Management Committee of Dingzu town of Er Zhou city for 5 years. Mr. Xu founded Yi Xiang Chemical Co., Ltd. (Yi Xiang) and served as a CEO of the company for 7 years. From 2002 until now, Mr. Xu served as General Manager of Shenzhen E'Jenie Science and Technology Co., Ltd., during which term he devoted himself to develop new technology and maintain the distribution network for E’jenie.

On January 5, 2007, the Company accepted the resignation of Sara Shao as Chief Financial Officer. The resignation was not a result of any disagreement on any matter relating to the Company’s operations, policies or practices.

On January 5, 2007, the Company accepted the resignation of Su Yi Zheng as Chief Operating Officer and member of the Board of Directors. The resignation was not a result of any disagreement on any matter relating to the Company’s operations, policies or practices.

On January 5, 2007, Wu Jiangcheng was appointed as Chief Financial Officer of the Company. Ms. Wu, age 47, served as a former CFO of Shenzhen Xie Fu Shun Co., Ltd. She was the CFO of Shenzhen Wan De Plastic Manufacturing Co., Ltd. from 1991 to 2000. From 1990 to 1991, she was an accounting manager of Shenzhen Chaoyin Electric Co., Ltd. Ms. Wu graduated in accounting major from Hu Bei Economic and Management Institute after 1990. No employment agreement has been reached with Wu Jiangcheng regarding her service as Chief Financial Officer. The press release associated with the appointment of Wu Jiangcheng has been attached to this Current Report as Exhibit 99.2.

Neither Mr. Xu nor Ms. Wu have any familial relationships with the Company nor are either of them parties to any material transactions with the Company. Neither are currently directors of any other reporting companies.
Item 9.01 Exhibits

99.1	Press Release of the Company issued on January 4, 2007.
99.2	Press Release of the Company issued on January 5, 2007.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL COMMUNICATION GROUP

Date: January 5, 2007	By: /s/ Yu Xi Sun Name: Yu Xi Sun Title: President